SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 10, 2004

SHOPKO STORES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-10876	41-0985054
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification No.)

700 Pilgrim Way

Green Bay, Wisconsin 54304

(Address of principal executive offices)

Registrant’s telephone number, including area code: (920) 429-2211

Item 11.

Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

Under the ShopKo Stores, Inc. Shared Savings Plan (the “Plan”), a 401(k) and profit sharing plan, American Express Trust Company will be removed as the Plan’s administrator and record keeper and replaced by CitiStreet LLC effective July 1, 2004.  Plan participants were notified of this change and the resulting blackout period by written notice mailed May 18, 2004 and a supplemental notice dated May 26, 2004.  ShopKo Stores, Inc. (the “Registrant”) formally notified its directors and executive officers of the blackout period on June 10, 2004 by written notice (the “Notice”) fifteen days prior to the blackout as required by Section 104(b)(2)(i)(B) of Regulation BTR promulgated by the Securities and Exchange Commission under Section 306(a)(6) of the Sarbanes-Oxley Act of 2002.  The Registrant did not receive notice required by Section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974.

The Notice stated the reasons for the blackout period and that during the blackout period Plan participants will be temporarily restricted from directing or diversifying investments in their individual accounts or otherwise acting under the Plan.  The Notice also stated that directors and executive officers of the Registrant will be restricted from directly or indirectly purchasing, selling or otherwise acquiring or transferring any shares of the Registrant’s Common Stock during the blackout period pursuant to Rule 104 of Regulation BTR.

The blackout period is scheduled to commence at the close of business June 25, 2004 and end the week of July 12, 2004.  During the blackout period and for a period of two years after the ending date of the blackout period, a security holder or other interested person may obtain, without charge, the actual beginning and ending dates of the blackout period by sending written inquiry to the Corporate Secretary of ShopKo Stores, Inc. at 700 Pilgrim Way, P.O. Box 19060 Green Bay, WI 54307-9060.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOPKO STORES, INC.

Date:  June 10, 2004

/s/ Peter G. Vandenhouten

Peter G. Vandenhouten

Assistant General Counsel

and Secretary